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                                                                Exhibit 10.45(b)


                              BOSTON CHICKEN, INC.

                      AMENDMENT TO 1997 STOCK OPTION PLAN

1. The first two sentences of Section 4 of the 1997 Stock Option Plan (the "Plan") of Boston Chicken, Inc. (the "Company") are hereby amended and restated to read in their entirety as follows:

          "Subject to Section 10 hereof, the maximum number of shares of Common Stock which may be issued upon exercise of options granted under the Plan shall equal 9,646,663 shares. No options shall be granted under the Plan subsequent to November 10, 2007."

2. Section 14 of the Plan is hereby amended and restated to read in its entirety as follows:

          "The Plan was adopted by the Board on August 14, 1997 and became effective as of November 10, 1997."

3. Except as provided in paragraphs 1 and 2 above, the Plan shall remain unchanged and in full force and effect.